CREDIT TRANSACTION AGREEMENT
                               (For Corporations)

To : Korea First Bank

Date : January 8, 2000

Borrower: NewState Capital Co., Ltd.
          826-24 Yoksam-Dong
          Kangnam-Gu, Seoul
          By : Byung Ki Kim, President
          (Corporate seal affixed)

           We acknowledge that, in connection with the credit transaction with Korea First Bank (hereinafter referred to as the "Bank") pursuant to the terms and conditions of Article 1 below, the terms of standard bank credit transaction rules shall apply to this transaction and we hereby agree to comply with the following terms and conditions.

Article 1 (Terms and Conditions)
--------------------------------

           Classification:
               Kind of Transaction : individual

           Amount of Credit : 263 million Won

           Date of Disbursement : January 8, 2000
               Date of Repayment : August 13, 2000

           Interest Rate : Average Deposit Rate + 1.5% p.a
               Overdue Interest Rate : 19.0 % p.a

           Method of Disbursement : Full amount to be disbursed at the date of funding Method of Repayment : Full amount outstanding to be paid at the maturity date

           Payment of Interest : Every 30 days from funding

           Special Provision on setoff : As to installment savings trust based loans, in the event the installment payment is not made for a period of four months, the Bank shall have the right to offset the loan with the trust fund by giving notice to the borrower even prior to maturity of the loan.

Article 2 (Late Payment)
------------------------

(1) We agree to immediately pay late charges in the event payment of interest or repayment of installment or principal installment is not made when due.

(2) In the event we fail to repay our debts on the due date or at the expiration of the transaction hereof or in the event the maturity is accelerated in accordance with the terms of Article 7 of the Standard Bank Credit Transaction Rules (for corporations), we agree to pay late charges on the principal balance of our debts.

(3) As to installment savings trust based loans, we agree to pay interest until the day before the setoff date ; after the setoff date, we agree to pay late charges on the principal balance of the loan.

(4) As to loans based on savings or checking account, we agree to immediately pay late charges on the amount of overdraft.

Article 3 (Calculation of Loan Amount ; Payment Schedule)
---------------------------------------------------------

(1) With respect to loans of installment disbursements, the total amount of loans shall be shall be calculated based on installment payment schedule and receipt or other proofs.

(2) With respect to loans with installment amortization, other than equal installment of principal plans like installment savings trust based loans, etc., the Bank Shall deliver payment schedule to the borrower.

Article 4 (Reduction ; Suspension)
----------------------------------

           If it becomes necessary due to changes of banking situation or for the purpose of preserving the Bank's security in the loans, the Bank may, by notice to the borrower, reduce the line of credit as set forth in Article 1 above or suspend further disbursement. In such an event, we agree to immediately repay any amount that exceeds the line of credit.

Article 5 (Overdraft)
---------------------

(1) In the event (?) we request for payment in excess of the balance amount in our savings or checking account, (?) automatic withdrawals from our account are regularly made in payment of various charges, or (?) we use debit cards, we agree repay our debts by means of making deposits into our account.

(2) Notwithstanding the provisions of Article 5 (2) above, if a coupon book is used for repayment of the loan, repayment of the loan shall be made using the coupon book. Method of transaction, notice, etc, concerning the coupon book shall be as provided by the Bank

(3) Any deposits into the borrower's account shall be considered to be automatically applied to the repayment of the loan. (Securities deposited into the account shall be considered to have been transferred to the Bank as collateral and shall be applied to the repayment only when they are liquidated.)

(4) Interest and late charges shall be added to the principal amount of loan and may be withdrawn from the borrower's account or otherwise shall be repaid immediately.

(5) Any overdraft shall be considered a debt to the Bank and shall be repaid pursuant to the terms of this Agreement.

(6) We agree to indemnify and hold the Bank harmless for any dishonored overdraft notes or checks due to reduction or suspension in accordance with
Article 4 above.

(7) The Bank may in its own discretion honor the borrower's overdraft notes or checks even after the expiration of this transaction if they are issued prior to the expiration of this transaction and the terms and conditions of this Agreement shall apply to such a loan.

Article 6 (Fees for Unused Funds)
---------------------------------

           If the credit transaction herein is line of credit or foreign exchange loan, we agree to pay fees for unused funds at the rate established by the Bank.

Article 8 (Delivery of Blank Note)
----------------------------------

(1) We agree to deliver to you a check or promissory note with blank amount and due date, with proper endorsement by a guarantor, as security for installment repayment loan, note discount or line of credit.

(2) The Bank shall have the right to fill out the blanks and enforce its rights in the event of the borrower's default or acceleration in accordance of Article 7 of the Standard Bank Credit Transaction rules.

(3) If the Bank decides to fill out the blanks pursuant to the terms of Article 7 (1) above, the amount of the note or check shall not exceed the total amount of the principal, interest, late charges and other ancillary charges.

Article 8 (Currency and Exchange Rate)
--------------------------------------

           Foreign  currency  loan may be  repaid in the same  currency  or won.
Repayment in Won shall be at the exchange rate of telegraphic transfer selling rate.

Article 9 (Collateral ; Insurance)
----------------------------------

           Unless the Bank requires otherwise, we agree to provide the Bank as collateral the land, building and other improvements of which the loan is used for construction or installation and insure the Bank as additional insured.

Article 10 (Perfection of Security)
-----------------------------------

(1) In order to secure our debts herein, we agree to establish the Bank's security interest in the following bank deposit and, accordingly, we have transferred the deposit certificate to the Bank as additional incurred.

(2) The Bank's security interest as established in Article 10 (1) above shall include the principal, returns (including any future deposits) and any special or legal incentive payments..

(3)  The  Bank's   security  shall  not  be  affected  by  extension  of  terms, modifications, renewals, division or increase or decrease of amount of the deposit. Further, in case of trust, the Bank's security interest shall cover returns of the trust notwithstanding any extension of term, default or change of the classification of trust.

(4) In addition to the Bank's  security  interest as  established  in Article 10
(1)above, the Bank shall have the right to offset the loan with the following deposit pursuant to the terms of Article 7 of the Standard Bank Credit transaction Rules.

Collateral :

               Classification : Development trust
               Account Number : 215-51-249328
               Beneficiary : NewState Capital co., Ltd.
               Total deposit up to 1/8/2000 : 300,000,000 Won
               Date of Certificate : August 3, 1998
               Date of Payment : August 3, 2000

Article 11 (Miscellaneous)
--------------------------

           We acknowledge receipt of a copy of the standard Bank Credit Transaction Rules and this Agreement. We also acknowledge that the major terms and conditions of same have been explained to us and we fully understand them.

Borrower : NewState Capital Co., Ltd.
      By : Byung Ki Kim
           (Corporate seal affixed)

             Consent to use of Credit Information

To : Korea First Bank

           In connection with this Credit Transaction Agreement, we agree that you may use our credit information registered with

Borrower : NewState Capital Co., Ltd.
      By : Byung Ki Kim
           (Corporate seal affixed)

(Revenue stamps affixed)